                                                                    Exhibit 23.2

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports as of the dates listed below and for the companies listed below included in Condor Technology Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and our report dated February 8, 1999, relating to the financial statements of Global Core Strategies, Inc., which appear in the Company's Current Report on Form 8-K/A filed on February 22, 1999.


            Company                                Date                   Page
            -------                                ----                   ----
   Condor Technology Solutions, Inc.               March 11, 1998          42
   Computer Hardware Maintenance Company, Inc.     March 13, 1998          64
   Federal Computer Corporation                    March 25, 1998          77
   Corporate Access, Inc.                          March 11, 1998          95
   Interactive Software Systems Incorporated       March 06, 1998         104
   U.S. Communications, Inc.                       March 11, 1998         115
   InVenture Group, Inc.                           March 11, 1998         125
   MIS Technologies, Inc.                          March 11, 1998         135



PricewaterhouseCoopers LLP



McLean, Virginia
February 26, 1999